UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 02/11/2005

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-16496

Delaware	13-1889304
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of Principal Executive Offices, Including Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry	into a Material Definitive Agreement.

The information provided in Item 2.03 below is hereby incorporated herein by reference.

Item 1.02 Termination	of a Material Definitive Agreement

On February 11, 2005, in connection with the Refinancing described below, the Company terminated its existing senior secured credit facility. In connection with such termination, the Company paid prepayment premiums of approximately $3.5 million.

Section 2 — Financial Information

Item 2.03 Creation	of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 11, 2005, Constar International, Inc. (the “Company”) completed its previously announced refinancing plan (the “Refinancing”), consisting of the Credit Agreement and the Notes, each as defined below.

New Credit Agreement

In connection with the Refinancing, the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, as the Borrower, the Subsidiary Guarantors named therein, Citicorp. USA, Inc., as Administrative Agent, and Citigroup Global Markets, Inc., as Book Manager and Arranger.

The Credit Agreement consists of a $70.0 million four-year revolving loan facility, $25.0 million of which is available to provide for the issuance of letters of credit. The Credit Agreement also includes a $15.0 million swing loan subfacility. The obligations under the Credit Agreement are guaranteed by each of the Company’s existing and future domestic and United Kingdom subsidiaries (subject to certain exceptions). The proceeds of the Company’s initial borrowing under the revolving loan facility and proceeds of the notes offered were used to repay its existing senior secured credit facility, which was terminated in connection with the Refinancing. The proceeds of subsequent borrowings under the revolving loan facility will be used for working capital and general corporate purposes, including capital expenditures.

Borrowings under the revolving loan facility are limited to a borrowing base comprised of the sum of (i) up to 85% of the Company’s and its domestic subsidiaries’ eligible trade accounts receivable, (ii) up to 80% of eligible trade accounts receivable of Constar International U.K. Limited, (iii) the lesser of (A) up to 85% of the net orderly liquidation value of the Company’s and its domestic subsidiaries eligible inventory and (B) up to 75% of the Company’s and its domestic subsidiaries’ eligible inventory (valued at the lower of cost on a first-in, first-out basis and market), and (iv) the lesser of (A) up to 80% of the net orderly liquidation value of eligible inventory of Constar International U.K. Limited and (B) up to 70% of eligible inventory of Constar International U.K. Limited (valued at the lower of cost on a first-in, first-out basis and market), less in the case of both receivables and inventory discretionary eligibility reserves. In addition, the administrative agent under the revolving loan facility may impose discretionary reserves against the entire revolving loan facility.

The Company will pay monthly a commitment fee equal to 0.5% per year on the undrawn portion of the revolving loan facility. The Company also will pay fees on any letters of credit outstanding under the Credit Agreement. The revolving loan facility will initially bear interest at a rate equal to LIBOR plus 2.25%, and after the delivery of financial statements for the fiscal quarter ending June 30, 2005, LIBOR plus a margin ranging from 2.00% to 2.50% depending on average monthly available credit under the revolving loan facility, or alternatively at Citibank’s base rate plus a margin ranging from 1.00% to 1.50%.

Under the Credit Agreement, the Company pledged as collateral all of the capital stock of its domestic and United Kingdom subsidiaries and 65% of the voting stock of its other foreign subsidiaries, and all of the inventory, accounts receivable, investment property, instruments, chattel paper, documents, deposit accounts and certain intangibles of its domestic and United Kingdom subsidiaries.

The Credit Agreement contains customary affirmative, financial and negative covenants relating to its operations and financial condition.

Notes

On February 11, 2005, the Company issued $220 million aggregate principal amount of Senior Secured Floating Rate Notes due 2012 (the “Notes”). The Notes bear interest at the rate of LIBOR plus 3.375% per year. Interest on the notes will be reset quarterly. Interest on the Notes will be payable quarterly on each February 15, May 15, August 15 and November 15, commencing on May 15, 2005. The Notes will mature on February 15, 2012. The Company may redeem some or all of the Notes at any time on or after February 15, 2007, under the circumstances and at the prices described in the indenture governing the Notes, described below. In addition, prior to February 15, 2007, the Company may also redeem up to 35% of the Notes with the net proceeds of certain equity offerings. If the Company experiences a change of control, holders of the Notes may require the Company to repurchase the Notes.

Each of the Company’s current and future domestic and United Kingdom restricted subsidiaries will guarantee the Notes. The Notes and the guarantees will rank equally with the Company’s existing and future senior debt and rank senior to its current and future subordinated debt. The Notes and the guarantees thereof will be secured by a first priority lien on (i) the Company’s and the note guarantors’ real property located in the United States and the United Kingdom which is owned by them on February 11, 2005, (ii) certain of the real property located in the United States that the Company or a note guarantor leases on February 11, 2005, and (iii) substantially all of the equipment and other fixed assets related to such properties, in each case, subject to certain exceptions. The collateral does not include other types of assets, such as inventory, accounts receivable, investment property, instruments, chattel paper, documents, deposit accounts or other intangible assets, or the capital stock of our subsidiaries.

The Notes have been issued under an indenture, dated as of February 11, 2005 with the Bank of New York, as trustee. The indenture governing the Notes contains covenants that will limit the ability of the Company and the ability of its restricted subsidiaries to, among other things: incur or guarantee additional indebtedness; pay dividends or make other distributions or repurchase or redeem its stock; make investments; sell assets; create liens; enter into agreements restricting its restricted subsidiaries’ ability to pay dividends; enter into transactions with affiliates; and consolidate, merge or sell all or substantially all of its assets. If an event of default, as specified in the indenture governing the Notes, shall occur and be continuing, either the trustee or the holders of a specified percentage of Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the indenture filed herewith.

Also on February 11, 2005, The Bank of New York, as Trustee, entered into an Access, Use and Intercreditor Agreement with Citicorp USA, Inc. and Citibank, N.A., London Branch, as agents (the “Agents”) under the Credit Agreement (the “Intercreditor Agreement”). Pursuant to the Intercreditor Agreement, the Trustee and the Agents acknowledge the liens held by the other and agree to provide notices of defaults under the Credit Agreement or the Indenture, as the case may be. In addition, the Trustee agrees to grant the Agents reasonable access to the mortgaged premises from time to time not to exceed 120 days to the extent necessary to complete the manufacturing of any inventory that constitutes collateral under the Credit Agreement and to remove that collateral from the mortgaged premises.

Under a registration rights agreement with the Initial Purchasers listed therein, the Company and the note guarantors have agreed to file and use their reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for new notes of the Company having terms substantially identical in all material respects to the Notes (except that the exchange notes will not contain terms with respect to transfer restrictions). If the Company and the note guarantors are not able to effect this exchange offer, they have agreed to use their reasonable best efforts to file, and cause to become effective, a shelf registration statement relating to resales of the Notes and the guarantees thereof. The Company will be obligated to pay additional interest on the notes if it does not file a registration statement within 90 days of the issue date, have the registration statement declared effective within 210 days of the issue date, consummate the exchange offer within 240 days of the issue date or maintain the effectiveness of the registration statement during specified periods.

The descriptions set forth above are qualified in their entirety by the Credit Agreement, the Intercreditor Agreement and the indenture and the registration rights agreement governing the Notes, each of which are filed herewith as exhibits.

Supplemental Indenture

In connection with the Refinancing, the Company and its subsidiary Constar International U.K. Limited (“Constar UK”) entered into a Supplemental Indenture, dated as of February 11, 2005, among the Company, Constar UK, the Note Guarantors party thereto and Wells Fargo Bank, National Association, as trustee, to the Indenture, dated as of November 20, 2002, relating to the Company’s existing Senior Subordinated Notes due 2012. The purpose of the Supplemental Indenture was to add Constar UK as a guarantor to the notes issued pursuant to such indenture. A copy of the Supplemental Indenture is filed herewith as an exhibit.

Section 9—Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 11, 2005, among the Company, the Note Guarantors party thereto, and The Bank of New York, as Trustee, relating to the Company’s Senior Secured Floating Rate Notes due 2012.

4.2	Supplemental Indenture, dated as of February 11, 2005, between Constar UK, the Company, the Note Guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee, to the Indenture dated as of November 20, 2002, relating to the Company’s 11% Senior Subordinated Notes due 2012.

4.3	Registration Rights Agreement, dated as of February 11, 2005, among the Company, the Guarantors party thereto and the Initial Purchasers named therein.

4.4	U.S. Security Agreement, dated as of February 11, 2005, among the Company, the Domestic Restricted Subsidiaries party thereto, as Grantors, and The Bank of New York, as Trustee.

4.5	Access, Use and Intercreditor Agreement, dated as of February 11, 2005, by and among Citicorp USA, Inc., as administrative agent for the Revolving Secured Parties (as defined), Citibank N.A., London Branch, as security trustee for the Revolving Secured Parties, The Bank of New York, as trustee for the First Mortgage Secured Parties (as defined), The Bank of New York, London Branch, as security trustee for the First Mortgage Secured Parties.

4.6	Debenture, dated as of February 11, 2005, between Constar U.K., as Chargor and The Bank of New York (acting out of its London Office), as Security Trustee.

10.1	Credit Agreement, dated as of February 11, 2005, among the Company, as Borrower, the Lenders and Issuers party thereto, and Citicorp USA, Inc. as Administrative Agent.

10.2	Pledge and Security Agreement, dated as of February 11, 2005, among Constar International Inc., as a Grantor, and each other Grantor from time to time party thereto, and Citicorp USA, Inc., as Administrative Agent.

10.3	Security Trust Deed, dated as of February 11, 2005, among Constar U.K., Citicorp USA, INC., Citicorp North America, Inc., Citibank, N.A., and Citibank, N.A., London Branch, as trustee for the Secured Parties (as defined therein).

10.4	Debenture, dated as of February 11, 2005, between Constar U.K. and Citibank N.A., London Branch, as security trustee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: February 17, 2005	By:	/s/ William S. Rymer

William S. Rymer
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of February 11, 2005, among the Company, the Note Guarantors party thereto, and The Bank of New York, as Trustee, relating to the Company’s Senior Secured Floating Rate Notes due 2012.

4.2	Supplemental Indenture, dated as of February 11, 2005, between Constar UK, the Company, the Note Guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee, to the Indenture dated as of November 20, 2002, relating to the Company’s 11% Senior Subordinated Notes due 2012.

4.3	Registration Rights Agreement, dated as of February 11, 2005, among the Company, the Guarantors party thereto and the Initial Purchasers named therein.

4.4	U.S. Security Agreement, dated as of February 11, 2005, among the Company, the Domestic Restricted Subsidiaries party thereto, as Grantors, and The Bank of New York, as Trustee.

4.5	Access, Use and Intercreditor Agreement, dated as of February 11, 2005, by and among Citicorp USA, Inc., as administrative agent for the Revolving Secured Parties (as defined), Citibank N.A., London Branch, as security trustee for the Revolving Secured Parties, The Bank of New York, as trustee for the First Mortgage Secured Parties (as defined), The Bank of New York, London Branch, as security trustee for the First Mortgage Secured Parties.

4.6	Debenture, dated as of February 11, 2005, between Constar U.K., as Chargor and The Bank of New York (acting out of its London Office), as Security Trustee.

10.1	Credit Agreement, dated as of February 11, 2005, among the Company, as Borrower, the Lenders and Issuers party thereto, and Citicorp USA, Inc. as Administrative Agent.

10.2	Pledge and Security Agreement, dated as of February 11, 2005, among Constar International Inc., as a Grantor, and each other Grantor from time to time party thereto, and Citicorp USA, Inc., as Administrative Agent.

10.3	Security Trust Deed, dated as of February 11, 2005, among Constar U.K., Citicorp USA, INC., Citicorp North America, Inc., Citibank, N.A., and Citibank, N.A., London Branch, as trustee for the Secured Parties (as defined therein).

10.4	Debenture, dated as of February 11, 2005, between Constar U.K. and Citibank N.A., London Branch, as security trustee.